Exhibit 10.1
Gourmet Gifts, Inc.
Form 10-QSB
File No. 000-26017

                         PROMISSORY NOTE


It  is  hereby agreed on December 11th, 2000 that Gourmet  Gifts,
Inc. (borrower) repay to Stanley K. Stilwell (lender) the amount of $2,950.

It is further agreed that the terms and conditions of this note shall be as follows:

1. The borrower will fully repay this note on or before the second anniversary of this date.

2. The borrower agrees to pay the lender interest at the rate of 12% per year compounded annually until paid in full. That if the full two years is taken to repay the note that the amount due to the borrower on December 11, 2002 will be $3,700.48.

3. It is mutually agreed that the borrower can at any time repay the principal and accrued interest without penalty.

4. It is also mutually agreed that should the borrower default on any part of this note that borrower will pay all costs of collection including but not limited to court costs and legal expenses.


/s/ Johne Phelps
Gourmet Gifts, Inc.
By Johne Phlps, President


/s/ Stanley K. Stilwell
Stanley K. Stilwell